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Exhibit 8.1

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760

June 21, 2004

MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112-8700

        RE: MARKWEST ENERGY PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as counsel for MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and MarkWest Energy GP, L.L.C., a Delaware limited liability company (the "General Partner"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale from time to time pursuant to Rule 415 under the Securities Act of (i) securities to be issued and sold by the Partnership for an aggregate initial offering price not to exceed $300,000,000 and (ii) up to 827,444 common units representing limited partner interests in the Partnership ("Common Units") by certain unitholders of the Partnership. Such securities include (i) Common Units, (ii) debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), and (iii) guarantees of the Debt Securities by MarkWest Energy Operating Company LLC, a Delaware limited liability company ("MarkWest Energy Operating Company"), Basin Pipeline, LLC, a Michigan limited liability company ("Basin Pipeline"), West Shore Processing Co. LLC., a Michigan limited liability company ("West Shore Processing Co."), MarkWest Energy Appalachia LLC, a Delaware limited liability company ("MarkWest Energy Appalachia"), MarkWest Texas GP, L.L.C., a Delaware limited liability company ("MarkWest Texas GP"), MW Texas Limited, LLC, a Delaware limited liability company ("MW Texas Limited"), MarkWest Michigan Pipeline Company LLC, a Michigan limited liability company ("MarkWest Michigan Pipeline Company"), MarkWest Western Oklahoma Gas Co LLC, an Oklahoma limited liability company ("MarkWest Western Oklahoma Gas Co"), MarkWest Pinnacle L.P., a Texas limited partnership ("MarkWest Pinnacle"), MarkWest PNG Utility LP, a Texas limited partnership ("MarkWest PNG Utility"), MarkWest Texas PNG Utility L.P., a Texas limited partnership ("MarkWest Texas PNG Utility"), MarkWest Blackhawk L.P., a Texas limited partnership ("MarkWest Blackhawk"), MarkWest New Mexico, L.P., a Texas limited partnership ("MarkWest New Mexico"), and MarkWest Power Tex L.P., a Texas limited partnership ("MarkWest Power Tex"). We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement on Form S-3 to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Prospectus.

        All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus, qualified by the limitations contained in the Discussion. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner included in the Discussion as to which we express no opinion).

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P. VINSON & ELKINS L.L.P.

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  Exhibit 8.1